Exhibit 99.1

Investor Contact:	Kevin Hammons
President and
Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES FIRST QUARTER

ENDED MARCH 31, 2022 RESULTS

FRANKLIN, Tenn. (April 27, 2022) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months ended March 31, 2022.

The following highlights the financial and operating results for the three months ended March 31, 2022.

•	Net operating revenues totaled $3.111 billion.

•

Net loss attributable to Community Health Systems, Inc. stockholders was $(1) million, or $(0.01) per share (diluted), compared to $(64) million, or $(0.51) per share (diluted), for the same period in 2021. Excluding the adjusting items as presented in the table in footnote (e) on page 12, net income attributable to Community Health Systems, Inc. stockholders was $0.14 per share (diluted), compared to $0.36 per share (diluted) for the same period in 2021.

•	Adjusted EBITDA was $409 million, including $47 million of pandemic relief funds.

•	Net cash provided by operating activities was $101 million for both of the three-month periods ended March 31, 2022 and 2021.

•	On a same-store basis, admissions decreased 0.3 percent and adjusted admissions increased 3.2 percent, compared with the same period in 2021.

Net operating revenues for the three months ended March 31, 2022, totaled $3.111 billion, a 3.3 percent increase compared with $3.013 billion for the same period in 2021.

Net loss attributable to Community Health Systems, Inc. stockholders was $(1) million, or $(0.01) per share (diluted), for the three months ended March 31, 2022, compared to $(64) million, or $(0.51) per share (diluted), for the same period in 2021. Excluding the adjusting items as presented in the table in footnote (e) on page 12, net income attributable to Community Health Systems, Inc. stockholders was $0.14 per share (diluted) for the three months ended March 31, 2022, compared to $0.36 per share (diluted) for the same period in 2021. Pandemic relief funds, as more specifically described below, had a positive impact on net loss attributable to Community Health Systems, Inc. stockholders (both on a consolidated and adjusted basis) of approximately $35 million, or $0.27 on a per share (diluted) basis, and approximately $62 million, or $0.54 on a per share (diluted) basis, for the three months ended March 31, 2022 and 2021, respectively. Weighted-average shares outstanding (diluted) were 128 million and 126 million for the three months ended March 31, 2022 and 2021, respectively.

Adjusted EBITDA for the three months ended March 31, 2022, was $409 million compared with $495 million for the same period in 2021. Pandemic relief funds had a positive impact on Adjusted EBITDA of approximately $47 million and $82 million for the three months ended March 31, 2022 and 2021, respectively.

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CYH Announces First Quarter 2022 Results

April 27, 2022

The consolidated operating results for the three months ended March 31, 2022, reflect a 1.7 percent decrease in admissions and a 2.2 percent increase in adjusted admissions, compared with the same period in 2021. On a same-store basis, admissions decreased 0.3 percent and adjusted admissions increased 3.2 percent for the three months ended March 31, 2022, compared with the same period in 2021. On a same-store basis, net operating revenues increased 3.8 percent for the three months ended March 31, 2022, compared with the same period in 2021.

As a provider of healthcare services, the Company continues to be affected by the public health and economic effects of the COVID-19 pandemic. During the three months ended March 31, 2022 and 2021, the Company received approximately $42 million and $3 million, respectively, in pandemic relief fund payments through various federal, state and local programs. During the three months ended March 31, 2022 and 2021, the Company recognized approximately $47 million and $82 million, respectively, of the pandemic relief funds eligible to be claimed as a reduction in operating costs and expenses. Amounts recognized are denoted by the caption “pandemic relief funds” in the condensed consolidated statements of loss. Pandemic relief funds that have not yet been recognized as a reduction in operating costs and expenses or otherwise refunded to the U.S. Department of Health and Human Services or the various state and local agencies as of March 31, 2022, totaled approximately $9 million and are reflected within accrued liabilities-other in the condensed consolidated balance sheet.

Commenting on the results, Tim L. Hingtgen, chief executive officer of Community Health Systems, Inc., said, “We experienced the largest COVID surge to date during the first quarter, which negatively impacted net operating revenues, labor expense, and length of stay during the quarter. The Company’s leadership teams and healthcare providers continued their remarkable efforts – providing safe, quality care while at the same time managing through a challenging environment. As COVID case counts subsided, our operational and financial performance significantly improved during the month of March, as patient volumes returned and COVID-related expenses moderated. Moving through the second quarter and the remainder of the year, we anticipate contract labor rates to remain elevated, however, we expect our operational momentum to continue, as we anticipate capturing deferred healthcare demand, benefitting from recent strategic investments, and continuing the execution of the Company’s margin improvement program.”

Financial and statistical data for 2022 and 2021 presented in this press release includes the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closing. Same-store operating results exclude businesses divested or closed in 2021.

Information About Non-GAAP Financial Measures

This press release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of equity interests in Macon Healthcare, LLC, expense incurred in the fourth quarter of 2020 related to the settlement of certain professional liability claims for which the third-party insurers’ obligation to insure the Company against the underlying loss was being litigated along with income during the fourth quarter of 2021 associated with the settlement of such litigation for the recovery of amounts covered by such third-party insurance policies, expense related to employee termination benefits and other restructuring charges, and expense from settlement and fair value adjustments on the contingent value right agreement liability related to the Health Management Associates, Inc. (“HMA”) legal proceedings and related legal expenses. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net loss attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below.

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CYH Announces First Quarter 2022 Results

April 27, 2022

Additionally, this press release presents adjusted net income attributable to Community Health Systems, Inc. stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net loss attributable to Community Health Systems, Inc. stockholders per share (diluted), see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

The non-GAAP financial measures set forth above are not measurements of financial performance under U.S. GAAP, and should not be considered in isolation or as a substitute for any financial measure calculated in accordance with U.S. GAAP. Additionally, the calculation of these non-GAAP financial measures may not be comparable to similarly titled measures disclosed by other companies.

Included on pages 13, 14, 15, 16 and 17 of this press release are tables setting forth the Company’s 2022 updated annual earnings guidance. The 2022 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time as more specifically discussed below.

Community Health Systems, Inc. is one of the largest publicly traded providers of healthcare services in the United States and a leading operator of general acute care hospitals and outpatient facilities in communities across the country. The Company, through its subsidiaries, owns or leases 83 affiliated hospitals in 16 states with an aggregate of approximately 13,000 licensed beds.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Thursday, April 28, 2022, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the first quarter ended March 31, 2022. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces First Quarter 2022 Results

April 27, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net operating revenues	$3,111	$3,013
Net income (loss) (f)	30	(35)
Net loss attributable to Community Health Systems, Inc. stockholders	(1)	(64)
Adjusted EBITDA (c)	409	495
Net cash provided by operating activities	101	101

Loss per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(0.01)	$(0.51)
Diluted (e), (f)	(0.01)	(0.51)

Weighted-average number of shares outstanding (d):
Basic	128	126
Diluted	128	126

For footnotes, see pages 10, 11 and 12.

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CYH Announces First Quarter 2022 Results

April 27, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2022		2021
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$3,111	100.0%	$3,013	100.0%

Operating costs and expenses:
Salaries and benefits	1,325	42.6%	1,303	43.2%
Supplies	499	16.0%	491	16.3%
Other operating expenses	853	27.4%	738	24.5%
Lease cost and rent	77	2.5%	78	2.6%
Pandemic relief funds	(47)	(1.5)%	(82)	(2.7)%
Depreciation and amortization	128	4.1%	138	4.6%
Impairment and (gain) loss on sale of businesses, net (f)	6	0.2%	21	0.7%

Total operating costs and expenses	2,841	91.3%	2,687	89.2%

Income from operations (f)	270	8.7%	326	10.8%
Interest expense, net	217	7.0%	231	7.7%
Loss from early extinguishment of debt	5	0.2%	71	2.3%
Equity in earnings of unconsolidated affiliates	(5)	(0.2)%	(10)	(0.3)%

Income before income taxes	53	1.7%	34	1.1%
Provision for income taxes	23	0.7%	69	2.3%

Net income (loss) (f)	30	1.0%	(35)	(1.2)%
Less: Net income attributable to noncontrolling interests	31	1.0%	29	0.9%

Net loss attributable to Community Health Systems, Inc. stockholders	$(1)	0.0%	$(64)	(2.1)%

Loss per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(0.01)		$(0.51)

Diluted (e), (f)	$(0.01)		$(0.51)

Weighted-average number of shares outstanding (d):
Basic	128		126

Diluted	128		126

For footnotes, see pages 10, 11 and 12.

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CYH Announces First Quarter 2022 Results

April 27, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Loss

(In millions)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net income (loss)	$30	$(35)
Other comprehensive loss, net of income taxes:
Net change in fair value of available-for-sale debt securities, net of tax	(8)	(3)

Other comprehensive loss	(8)	(3)

Comprehensive income (loss)	22	(38)
Less: Comprehensive income attributable to noncontrolling interests	31	29

Comprehensive loss attributable to Community Health Systems, Inc. stockholders	$(9)	$(67)

For footnotes, see pages 10, 11 and 12.

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CYH Announces First Quarter 2022 Results

April 27, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Three Months Ended March 31,
	Consolidated			Same-Store
	2022	2021	% Change	2022	2021	% Change
Number of hospitals (at end of period)	83	85		83	83
Licensed beds (at end of period)	13,289	13,563		13,289	13,308
Beds in service (at end of period)	11,557	11,991		11,557	11,736
Admissions	108,367	110,268	-1.7%	108,367	108,689	-0.3%
Adjusted admissions	232,315	227,366	2.2%	232,290	224,983	3.2%
Patient days	551,245	549,991		551,245	541,541
Average length of stay (days)	5.1	5.0		5.1	5.0
Occupancy rate (average beds in service)	53.0%	50.8%		53.0%	51.2%
Net operating revenues	$3,111	$3,013	3.3%	$3,108	$2,995	3.8%
Net inpatient revenues as a % of net operating revenues	49.4%	49.8%		49.4%	49.6%
Net outpatient revenues as a % of net operating revenues	50.6%	50.2%		50.6%	50.4%
Income from operations (f)	$270	$326	-17.2%
Income from operations as a % of net operating revenues	8.7%	10.8%
Depreciation and amortization	$128	$138
Equity in earnings of unconsolidated affiliates	$(5)	$(10)
Net loss attributable to Community Health Systems, Inc. stockholders	$(1)	$(64)	98.4%
Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	0.0%	-2.1%
Adjusted EBITDA (c)	$409	$495	-17.4%
Adjusted EBITDA as a % of net operating revenues	13.1%	16.4%
Net cash provided by operating activities	$101	$101	0.0%

For footnotes, see pages 10, 11 and 12.

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CYH Announces First Quarter 2022 Results

April 27, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$460	$507
Patient accounts receivable	2,079	2,062
Supplies	353	355
Prepaid income taxes	95	94
Prepaid expenses and taxes	229	192
Other current assets	272	269

Total current assets	3,488	3,479

Property and equipment	9,779	9,757
Less accumulated depreciation and amortization	(4,223)	(4,204)

Property and equipment, net	5,556	5,553

Goodwill	4,219	4,219

Deferred income taxes	53	53

Other assets, net	1,947	1,913

Total assets	$15,263	$15,217

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$43	$31
Current operating lease liabilities	149	147
Accounts payable	825	830
Accrued liabilities:
Employee compensation	697	655
Accrued interest	186	225
Other	447	476

Total current liabilities	2,347	2,364

Long-term debt (g)	12,154	12,109

Deferred income taxes	213	192

Long-term operating lease liabilities	578	535

Other long-term liabilities	790	827

Total liabilities	16,082	16,027

Redeemable noncontrolling interests in equity of consolidated subsidiaries	493	480

STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 134,686,087 shares issued and outstanding at March 31, 2022, and 132,146,282 shares issued and outstanding at December 31, 2021	1	1
Additional paid-in capital	2,107	2,118
Accumulated other comprehensive loss	(22)	(14)
Accumulated deficit	(3,478)	(3,477)

Total Community Health Systems, Inc. stockholders’ deficit	(1,392)	(1,372)
Noncontrolling interests in equity of consolidated subsidiaries	80	82

Total stockholders’ deficit	(1,312)	(1,290)

Total liabilities and stockholders’ deficit	$15,263	$15,217

For footnotes, see pages 10, 11 and 12.

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CYH Announces First Quarter 2022 Results

April 27, 2022

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net income (loss)	$30	$(35)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	128	138
Deferred income taxes	22	68
Stock-based compensation expense	5	8
Impairment and (gain) loss on sale of businesses, net (f)	6	21
Loss from early extinguishment of debt	5	71
Other non-cash expenses, net	45	(40)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(17)	(34)
Supplies, prepaid expenses and other current assets	(40)	(2)
Repayment/derecognition of Medicare accelerated payments	—	(18)
Accounts payable, accrued liabilities and income taxes	(23)	(23)
Other	(60)	(53)

Net cash provided by operating activities	101	101

Cash flows from investing activities
Acquisitions of facilities and other related businesses	(1)	(4)
Purchases of property and equipment	(97)	(105)
Proceeds from disposition of hospitals and other ancillary operations	2	6
Proceeds from sale of property and equipment	—	2
Purchases of available-for-sale debt securities and equity securities	(31)	(22)
Proceeds from sales of available-for-sale debt securities and equity securities	24	26
Purchases of investments in unconsolidated affiliates	(4)	—
Increase in other investments	(14)	(23)

Net cash used in investing activities	(121)	(120)

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(8)	(5)
Deferred financing costs and other debt-related costs	(73)	(220)
Proceeds from noncontrolling investors in joint ventures	1	—
Distributions to noncontrolling investors in joint ventures	(29)	(21)
Other borrowings	27	3
Issuance of long-term debt	1,535	2,870
Repayments of long-term indebtedness	(1,480)	(3,033)

Net cash used in financing activities	(27)	(406)

Net change in cash and cash equivalents	(47)	(425)
Cash and cash equivalents at beginning of period	507	1,676

Cash and cash equivalents at end of period	$460	$1,251

For footnotes, see pages 10, 11 and 12.

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CYH Announces First Quarter 2022 Results

April 27, 2022

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)

Both financial and statistical results include the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closing. Same-store operating results and statistical information exclude businesses divested or closed in 2021. There were no discontinued operations reported for 2022 and 2021.

(b)	The following table provides information needed to calculate loss per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended March 31,
	2022	2021
Net loss attributable to Community Health Systems, Inc. stockholders:
Net income (loss)	$30	$(35)
Less: Income attributable to noncontrolling interests, net of taxes	31	29

Net loss attributable to Community Health Systems, Inc. stockholders — basic and diluted	$(1)	$(64)

(c)

EBITDA is a non-GAAP financial measure which consists of net loss attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of equity interests in Macon Healthcare, LLC, expense incurred in the fourth quarter of 2020 related to the settlement of certain professional liability claims for which the third-party insurers’ obligation to insure the Company against the underlying loss was being litigated along with income during the fourth quarter of 2021 associated with the settlement of such litigation for the recovery of amounts covered by such third-party insurance policies, expense related to employee termination benefits and other restructuring charges, and expense from settlement and fair value adjustments on the contingent value right agreement liability related to the HMA legal proceedings and related legal expenses. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary metrics used in connection with determining short-term cash incentive compensation and the achievement of vesting criteria with respect to performance-based equity awards. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s asset-based loan facility (the “ABL Facility”) and the Company’s existing note indentures, which is a key component in the determination of the Company’s compliance with certain covenants under the ABL Facility and such note indentures (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the ABL Facility (although Adjusted EBITDA does not include all of the adjustments described in the ABL Facility). Adjusted EBITDA includes the Adjusted EBITDA attributable to hospitals that were divested during the course of such year, but in each case solely to the extent relating to the period prior to the consummation of the applicable divestiture.

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CYH Announces First Quarter 2022 Results

April 27, 2022

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures disclosed by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net loss attributable to Community Health Systems, Inc. stockholders as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended
	March 31,
	2022	2021
Net loss attributable to Community Health Systems, Inc. stockholders	$(1)	$(64)
Adjustments:
Provision for income taxes	23	69
Depreciation and amortization	128	138
Net income attributable to noncontrolling interests	31	29
Interest expense, net	217	231
Loss from early extinguishment of debt	5	71
Impairment and (gain) loss on sale of businesses, net	6	21

Adjusted EBITDA	$409	$495

(d)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended
	March 31,
	2022	2021
Weighted-average number of shares outstanding - basic	128	126
Add effect of dilutive securities:
Stock awards and options	—	—

Weighted-average number of shares outstanding - diluted	128	126

The Company generated a net loss attributable to Community Health Systems, Inc. stockholders for both the three months ended March 31, 2022 and 2021, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company had generated net income, the effect of stock awards and options on the diluted shares calculation would have been an increase of 2,198,436 shares and 2,267,756 shares during the three months ended March 31, 2022 and 2021, respectively.

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CYH Announces First Quarter 2022 Results

April 27, 2022

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(e)

The following supplemental table reconciles net loss attributable to Community Health Systems, Inc. stockholders, as reported, on a per share (diluted) basis, to net income attributable to Community Health Systems, Inc. stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net income attributable to Community Health Systems, Inc. stockholders per share (diluted) presents useful information to investors by highlighting the impact on net income attributable to Community Health Systems, Inc. stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended
	March 31,
	2022	2021
Net loss per share (diluted), as reported	$(0.01)	$(0.51)
Adjustments:
Loss from early extinguishment of debt	0.11	0.74
Impairment and (gain) loss on sale of businesses, net	0.04	0.13

Net income per share (diluted), excluding adjustments	$0.14	$0.36

(f)

Both income from operations and net income (loss) included a net non-cash expense of $6 million and $21 million for the three months ended March 31, 2022 and 2021, respectively, primarily from impairment charges to reduce the value of certain long-lived assets at businesses the Company identified for sale or sold and gains on the sale of certain businesses during such periods. These impairment charges do not have an impact on the calculation of the Company’s financial covenants under the ABL Facility.

(g)

The maximum aggregate principal amount under the ABL Facility is $1.0 billion. At March 31, 2022, the available borrowing base under the ABL Facility was $1.0 billion, of which $103 million is reserved for outstanding letters of credit and $897 million represents excess availability. The Company had no outstanding borrowings as of March 31, 2022.

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CYH Announces First Quarter 2022 Results

April 27, 2022

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2022. These projections update selected guidance provided on February 16, 2022, and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2022 guidance should be considered in conjunction with the assumptions included herein. See pages 15, 16 and 17 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2022 Projection Range
Net operating revenues (in millions)	$12,600	to	$13,100
Adjusted EBITDA (in millions)	$1,775	to	$1,925
Net income per share - diluted	$0.75	to	$1.30
Weighted-average diluted shares (in millions)	133.0	to	134.0

The following assumptions were used in developing the 2022 guidance provided above:

•	The Company’s projections exclude the following:

•	Effect of debt refinancing activities, including gains and losses from early extinguishment of debt;

•	Impairment of goodwill and long-lived assets;

•	Previously recorded pandemic relief funds and the potential recognition of additional pandemic relief funds;

•	The impact of any potential future divestitures;

•	Gains or losses from the sales of businesses;

•	Employee termination benefits and restructuring costs;

•	Resolution of government investigations or other significant legal settlements;

•	Costs incurred in connection with divestitures; and

•	Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

Other assumptions used in the above guidance:

•

Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 4.2% for 2022. Additionally, this is a fixed cost and the percentages may vary based on changes in net operating revenues. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

•

Interest expense is estimated to be between $855 million and $875 million while cash paid for interest, which excludes the amortization of deferred financing costs, is expected to be $820 million to $840 million. Total fixed rate debt is expected to average approximately 100% of total debt during 2022.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 1.0% for 2022.

•	Expressed as a percentage of net operating revenues, provision for income taxes of approximately 1.2% to 1.6% for 2022.

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CYH Announces First Quarter 2022 Results

April 27, 2022

A reconciliation of the Company’s projected 2022 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net income attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, is shown below:

	Year Ending
	December 31, 2022
	Low	High
Net income attributable to Community Health Systems, Inc. stockholders (1)	$100	$174
Adjustments:
Depreciation and amortization	530	550
Interest expense, net	875	855
Provision for income taxes	145	205
Net income attributable to noncontrolling interests	125	141

Adjusted EBITDA (1)	$1,775	$1,925

(1)

The Company does not include in this reconciliation the impact of certain items not included in the Company’s forecast set forth above that would be included in a reconciliation of historical net income (loss) attributable to Community Health Systems, Inc. stockholders to Adjusted EBITDA such as, but not limited to, losses (gains) from early extinguishment of debt and impairment and (gain) loss on sale of businesses, in light of the fact that such items are not determinable, and/or the inherent difficulty in quantifying such projected amounts, on a forward-looking basis.

•	Capital expenditures are projected as follows (in millions):

2022
Guidance
Total	$500	to	$600

•	Net cash provided by operating activities are projected as follows (in millions):

2022
Guidance
Total	$900	to	$1,050

•	Diluted weighted-average shares outstanding are projected to be approximately 133 million to 134 million for 2022.

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CYH Announces First Quarter 2022 Results

April 27, 2022

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•

developments related to COVID-19, including, without limitation, related to the length and severity of the pandemic; the volume of canceled or rescheduled procedures; the volume of COVID-19 patients cared for across our health systems; the timing, availability and acceptance of effective medical treatments, vaccines (including additional dosages of vaccines) and tests; the spread of potentially more contagious and/or virulent forms of the virus, including variants of the virus for which currently available vaccines, treatments and tests may not be effective or authorized; measures we are taking to respond to the COVID-19 pandemic; the impact of government actions on us, including with respect to vaccine mandates, testing requirements, travel restrictions and other virus containment measures; changes in net operating revenues due to patient volumes, payor mix and evolving macroeconomic conditions; inflationary conditions and increased expenses related to labor, supply chain, capital and other expenditures; workforce disruptions; and supply shortages and disruptions;

•

uncertainty regarding the magnitude and timing of any future payments or benefits we may receive or realize under the Coronavirus Aid, Relief and Economic Security Act (the CARES Act), the Paycheck Protection Program and Health Care Enhancement Act (the PPPHCE Act), the Consolidated Appropriations Act, 2021 (the CAA), the American Rescue Plan Act of 2021 (the ARPA) and any other future stimulus measures related to COVID-19;

•	general economic and business conditions, both nationally and in the regions in which we operate, including economic and business conditions resulting from the COVID-19 pandemic;

•

the impact of current or future federal and state health reform initiatives, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the “Affordable Care Act”), and the potential for changes to the Affordable Care Act, its implementation or its interpretation (including through executive orders and court challenges);

•

the extent to and manner in which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through legislation, regulation or otherwise;

•	the future and long-term viability of health insurance exchanges and potential changes to the beneficiary enrollment process;

•

risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants;

•	demographic changes;

•

changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business, including any such laws or governmental regulations which are adopted in connection with the COVID-19 pandemic;

•

potential adverse impact of known and unknown legal, regulatory and governmental proceedings and other loss contingencies, including governmental investigations and audits, and federal and state false claims act litigation;

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CYH Announces First Quarter 2022 Results

April 27, 2022

•

our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement policies or rates paid by federal or state healthcare programs or commercial payors;

•

any security breaches, cyber-attacks, loss of data, other cybersecurity threats or incidents, and any actual or perceived failures to comply with legal requirements governing the privacy and security of health information or other regulated, sensitive or confidential information, or legal requirements regarding data privacy or data protection;

•	any potential impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels and methodologies;

•

the effects related to the implementation of the sequestration spending reductions pursuant to both the Budget Control Act of 2011 and the Pay-As-You-Go Act of 2010 and the potential for future deficit reduction legislation;

•

increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

•	the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing;

•

the impact of competitive labor market conditions and the shortage of experienced nurses, including in connection with our ability to hire and retain qualified nurses, physicians, other medical personnel and key management, and increased labor expenses as a result of such competitive labor market conditions, inflation and competition for such positions;

•	any failure to obtain medical supplies or pharmaceuticals at favorable prices;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals or via telehealth;

•	changes in medical or other technology;

•	changes in U.S. GAAP;

•	the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;

•

our ability to successfully make acquisitions or complete divestitures, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;

•	the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;

•	our ability to successfully integrate any acquired hospitals and/or outpatient facilities, or to recognize expected synergies from acquisitions;

•	the impact of seasonal severe weather conditions and climate change, as well as the timing and amount of insurance recoveries in relation to severe weather events;

•	our ability to obtain adequate levels of insurance, including general liability, professional liability, and directors and officers liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to pandemics, epidemics, or outbreaks of infectious diseases, including the novel coronavirus causing the disease known as COVID-19;

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CYH Announces First Quarter 2022 Results

April 27, 2022

•	any failure to comply with our obligations under license or technology agreements;

•	challenging economic conditions in certain non-urban communities in which we operate;

•	any developments with respect to the final auditing and reporting requirements of, or other adverse developments with respect to, the Corporate Integrity Agreement to which we are subject;

•	the concentration of our revenue in a small number of states;

•	our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;

•	any changes in or interpretations of income tax laws and regulations; and

•

the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on February 17, 2022, and other public filings with the Securities and Exchange Commission.

The consolidated operating results for the three months ended March 31, 2022, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2022 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-